UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MOBILEIRON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders,

MobileIron finished a strong 2017 focused on delivering critical solutions to the growing mobile security market.  The threat landscape continues to expand and MobileIron delivers a suite of unmatched solutions that separate us from our peers.  With a strong foothold in mobile security, burgeoning offerings in cloud security and mobile threat defense (MTD), and strong sales leadership, MobileIron has built a solid foundation for 2018 and beyond.

Financial Review

We ended 2017 with quarterly records across billings and revenue and surpassed the threshold of $200 million in billings for the year.  Recurring revenue, the best proxy for our true rate of growth, grew 15% for the year and represented 75% of our total revenue.  Importantly, our cloud solution continued its strong momentum and our cloud billings were up more than 100% year over year.

Our top line growth combined with our ongoing attention to cost controls resulted in some important profitability milestones in the last year.  The fourth quarter of 2017 was the first time in the company’s history we produced a non-GAAP operating profit.  We also delivered on our operating cash flow promise, generating more than $3 million in cash flow for the year.  This represents an improvement of more than $50 million over two years, quite an accomplishment for a company our size.

Business Review

In 2017, the MobileIron team focused on the core and compelling market opportunities within mobile security.  Over the course of the year, we delivered the product innovations to realize our vision of addressing a broader set of customer needs than just enterprise mobility management and becoming a cloud and endpoint security company.  Today, we are solving the security challenges that develop as modern work evolves from PCs to mobile devices and from data centers to clouds in a way that no other vendor can.

Over the last several years, we have seen an explosion in the number of mobile devices used for work and the ways in which employees use their mobile devices to get work done.  This trend is accelerating.  According to IDC, there will be one billion new smartphones deployed for business use over the next three years and the enterprises relying on these mobile devices will be facing threats to their corporate data that they hadn’t imagined just a few years ago.

Corporate data is no longer limited to corporate PCs, access points, and data centers. Today, customer data lives in Salesforce, corporate financials are in Tableau, HR information is in Workday, and employees are accessing the corporate clouds that house this data through unsecured apps on their own mobile endpoints connected to the Wi-Fi that is most convenient. Data has moved outside the traditional network perimeter and requires a new security model.

MobileIron has long been a technology and market leader in mobile security, a category that started with email and grew into apps.  In 2017, we expanded MobileIron Access, our cloud security solution, which protects cloud data by ensuring that only trusted people, apps, and devices get access to cloud services. We also introduced MobileIron Threat Defense which provides on-device protection against malicious apps and untrustworthy Wi-Fi. MobileIron is now the only vendor that offers an integrated solution to address these three critical threat vectors across the mobile device landscape.

2017 Sets Stage for Strong 2018

I am very pleased with the progress we made in 2017 and, as we enter 2018, I believe we are well set for success.  I want to thank our customers, employees, partners and shareholders for their continued support.  I look forward to updating you on our progress through 2018.

Sincerely,

Simon

Simon Biddiscombe
President and Chief Executive Officer, MobileIron, Inc.

401 East Middlefield Road
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of MobileIron, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, June 19, 2018 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MOBL2018.  We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

At the Annual Meeting, stockholders will vote on the following matters:

1.              To elect the Company’s Board of Director (the “Board”) nominees, Matthew Howard and Jessica Denecour, to the Board to hold office until the 2021 Annual Meeting of Stockholders.

2.              To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

3.              To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, June 19, 2018 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/MOBL2018.

The proxy statement and annual report to stockholders

are available at http://materials.proxyvote.com/60739U

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Shawn Ayers

Shawn Ayers
Interim Chief Financial Officer

Mountain View, California

April 27, 2018

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

401 East Middlefield Road
Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

June 19, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of MobileIron, Inc. (the “Board”), is soliciting your proxy to vote at MobileIron’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Tuesday, June 19, 2018 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MOBL2018 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2017 Annual Report, are being distributed and made available on or about May 2, 2018. As used in this Proxy Statement, references to “we,” “us,” “our,” “MobileIron” and the “Company” refer to MobileIron, Inc. and its subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of MobileIron is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We will begin distributing the Notice on or about May 2, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with the Notice, on or about May 2, 2018.

What proxy materials are available on the internet?

The 2018 proxy statement and 2017 Annual Report on Form 10-K are available at http://materials.proxyvote.com/60739U.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2018. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Who can vote at the Annual Meeting?

If you are a stockholder of record, as of the record date, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2018. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

The webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•                  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 18, 2018 to be counted.

•                  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 18, 2018 to be counted.

•                  To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2018 your shares were registered directly in your name with MobileIron’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•                  Election of two directors nominated by the Board to serve until the 2021 Annual Meeting of Stockholders; and

•                  Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2018. On this record date, there were 100,635,155 shares of common stock outstanding and entitled to vote.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•                  You may submit another properly completed proxy card with a later date.

•                  You may grant a subsequent proxy by telephone or through the internet.

•                  You may send a timely written notice that you are revoking your proxy to MobileIron’s Secretary at 401 East Middlefield Road, Mountain View, CA 94043.

•                  You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 2, 2019 to MobileIron’s Secretary at 401 East Middlefield Road, Mountain View, CA 94043 and comply with the requirements in the Company’s Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that if our 2019 annual meeting of stockholders is held before May 20, 2019 or after July 19, 2019, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2019 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 21, 2019 and not earlier than February 19, 2019, provided, however, that if our 2019 annual meeting of stockholders is held before May 20, 2019 or after July 19, 2019, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals,  votes “For”, “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.  In this regard, the election of directors (Proposal 1) is a matter considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore MobileIron expects broker non-votes on Proposal 1. Thus, if you do not instruct your broker how to vote with respect to Proposal 1, your broker may not vote with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting, however, broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018, must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy.  On the record date, there were 100,635,155 shares outstanding and entitled to vote. Thus, the holders of 50,317,578 shares must be present online during the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

MobileIron, Inc.’s Board of Directors (the “Board”) is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, provided, however, that whenever the holders of any class of stock are entitled to elect a director, vacancies of such class shall be filled by a majority of the directors elected by such class then in office.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are two directors in the class whose term of office expires in 2018. The Board has proposed that Matthew Howard and Jessica Denecour be elected as Class I directors at the Annual Meeting.

Each of the nominees listed below is currently a director of the Company. Each of the nominees listed below was recommended for election by the Nominating and Corporate Governance Committee of the Board. Mr. Howard was appointed to the Board in February 2008 and Ms. Denecour was appointed to the Board in March 2017. If elected at the Annual Meeting, each of these nominees would serve until the 2021 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company encourages its nominees for directors to attend its annual meetings. All of the Company’s directors were in attendance at our 2017 Annual Meeting.

Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than two persons. The two nominees nominated by the Board of Directors to serve as Class I directors must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” will affect the outcome.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director. In addition, following the biographies of the nominees are the biographies of Class II and Class III directors containing information regarding each director continuing to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING

MATTHEW HOWARD

Mr. Matthew Howard, 54, has served as one of our directors since March 2008. Mr. Howard joined Norwest Venture Partners, a venture capital firm, in August 2000 and has served in various roles including managing partner and general partner. Mr. Howard currently serves on the board of directors of several privately-held companies, including 6 River Systems, Aporeto, Bitglass, Blue Jeans Network, Inc., Exabeam, Inc. and Mist Systems, Inc. Mr. Howard holds a B.B.A. in Business Administration with an emphasis in information systems from Chaminade University of Honolulu and an M.S. in telecommunications management from Golden Gate University. The Board believes that Mr. Howard’s long tenure as a director of MobileIron positions him to contribute to the Board his extensive knowledge of MobileIron and to provide Board continuity. In addition, the Board believes that his experience as a director on the boards of a number of other companies has provided him with operational and industry expertise, as well as leadership skills that are important to the Board. In particular, his experience with technology and mobile companies is especially valuable in view of MobileIron’s growth plans. Mr. Howard serves on MobileIron’s Compensation Committee and Nominating and Corporate Governance Committees. Mr. Howard is on the Technical Advisory Board for In-Q-Tel’s Lab41 initiative. In-Q-Tel is a customer of the Company. Additionally, Mr. Howard is on the Board of the Governors for the Chaminade University of Honolulu and Dean’s Advisory Board for the School of Engineering at Carnegie Mellon University. Norwest Venture Partners is an affiliate of the general partner of Norwest Venture Partners X, LP, a stockholder of the Company.

JESSICA DENECOUR

Ms. Jessica Denecour, 56, recently joined as one of our directors in March 2017. Ms. Denecour served as Senior Vice President and Chief Information Officer of Varian Medical Systems from January 2006 until September 2017.  Prior to joining Varian, Ms. Denecour worked for Agilent Technologies as Vice President of Enterprise Applications from April 2005 to December 2005, and as Vice President of Global Infrastructure from June 2000 until March 2005. Prior to Agilent, Ms. Denecour worked for 18 years at Hewlett Packard in increasing levels of responsibility, most recently as Senior Director of IT for Test and Measurement until that business was spun off into Agilent. Ms. Denecour holds a M.S. degree in Cyber Security Operations and Leadership from the University of San Diego and a B.S. degree in Business Administration and Management Information Systems from California Polytechnic State University. Ms. Denecour serves as the chair of MobileIron’s Cybersecurity Committee and is a member of the Company’s Audit Committee.  The Board believes Ms. Denecour’s experience in information technology and cyber security brings specific expertise to the Board and qualifies her to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE IN CLASS I

CONTINUING DIRECTORS

In addition to the two director nominees, MobileIron has six other directors who will continue in office after the Annual Meeting with terms expiring in 2019 and 2020. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

TAE HEA NAHM

Mr. Tae Hea Nahm, 58, has served as one of our directors since September 2007 and as the Chairman of our Board of Directors since April 2014. Mr. Nahm has been a Managing Director of Storm Ventures, a venture capital firm he co-founded, since September 2000. Prior to Storm Ventures, Mr. Nahm was a partner at the law firms of Venture Law Group and Wilson Sonsini Goodrich & Rosati. Mr. Nahm serves on the board of directors of several privately held companies. He also served on the board of directors of Com2uS Corporation, a South Korean mobile game development company, from August 2005 to December 2013 and Marketo, Inc., a marketing automation software company, from July 2008 to August 2016. Mr. Nahm holds an A.B. in Applied Mathematics from Harvard University and a J.D. from the University of Chicago Law School.  Mr. Nahm serves as the chair of MobileIron’s Compensation Committee and is a member of the Company’s Nominating and Corporate Governance Committee. He brings to the Board and the committees on which he serves specific expertise in corporate finance, business strategy and corporate development gained from his significant experience in the venture capital industry.  As noted above, Mr. Nahm is a Managing Director of Storm Ventures, which is a stockholder of the Company. He was also a member of the board of directors of Marketo in 2016, which the Company has engaged as a vendor. Mr. Nahm previously served as a board member and stockholder in Averail Corporation, which the Company acquired in April 2014.

FRANK MARSHALL

Mr. Frank Marshall, 71, has served as one of our directors since December 2007. Mr. Marshall is an early stage technology investor and management consultant, and he has been actively involved in early stage investing with Timark LP and later as General Partner of Big Basin Partners LP since 1997. Mr. Marshall has served on the board of directors of the wireless networking company Aerohive Networks, Inc. since March 2011. Mr. Marshall served on the board of directors of Infoblox Inc., an automated network control company, from March 2004 to December 2013. Mr. Marshall served on the board of directors of PMC-Sierra Inc., a semiconductor company, from April 1996 until February 2012, and served as its lead independent director from May 2005 until February 2012. Mr. Marshall joined the board of directors of Juniper Networks, Inc. in April 2004 in connection with Juniper’s acquisition of Netscreen Technologies, Inc., an integrated network security solutions company, and served as a member of the Juniper board of directors until February 2007. Previously, Mr. Marshall served on the board of directors of Netscreen from December 1997 until April 2004, acting as Chairman of the Board of Netscreen from November 2002 until April 2004. He served as Vice President and then General Manager, Core Business Products unit of Cisco Systems, Inc. from 1992 until 1997. Mr. Marshall holds a B.S. in Electrical Engineering from Carnegie Mellon University and an M.S. in Electrical Engineering from University of California, Irvine.  Mr. Marshall serves as the chair of MobileIron’s Nominating and Corporate Governance Committee and a member of its

Compensation Committee. His experience and expertise with technology companies provide the Board with insight, guidance and leadership. Mr. Marshall is a limited partner in Sequoia Capital Venture Funds, funds associated with Sequoia Capital. Sequoia Capital is a stockholder of the Company. Additionally, as noted above, Mr. Marshall is the general partner of Big Basin Partners, L.P., which is a stockholder in the Company.

AAREF HILALY

Mr. Aaref Hilaly, 46, has served as one of our directors since June 2012, shortly after joining Sequoia Capital in April 2012. He currently serves on the board of directors of a number of privately-held companies, including Clari and ThousandEyes, Inc. Prior to joining Sequoia Capital, Mr. Hilaly served as Vice President, Engineering at Symantec from June 2011 to April 2012. He was the Chief Executive Officer of Clearwell Systems, Inc. a provider of analytics software for electronic discovery, from April 2005 until Clearwell’s acquisition for $410 million by Symantec in June 2011. Prior to that, Mr. Hilaly was the founder and Chief Executive Officer of CenterRun, Inc., a pioneer in datacenter automation, which was acquired by Sun Microsystems, Inc. Mr. Hilaly holds an M.B.A. from Harvard Business School, a Master degree in Economics from McGill University and a B.A. from Oxford University. The Board believes Mr. Hilaly’s leadership role and experience as chief executive officer at a number of companies, including technology and cloud computing companies, adds strong industry experience and management guidance to the Board. Mr. Hilaly is a non-managing member of SC XII Management, LLC, an entity associated with Sequoia Capital. Several entities affiliated with Sequoia Capital are stockholders of the Company.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

KENNETH KLEIN

Mr. Kenneth Klein, 58, has served as one of our directors since February 2016. From October 2013 to April 2018, Mr. Klein served as Chairman of the Board and Chief Executive Officer of Tintri, Inc., a virtualization-aware storage company. Previously, he was with Wind River Systems, Inc. (“Wind River”), an embedded software company, where he served as a director from July 2003 and as Chairman of the Board, President and Chief Executive Officer from January 2004 until Wind River’s $1 billion acquisition by Intel in June 2009. Mr. Klein continued as President of Wind River after it became an Intel subsidiary until October 2013. Prior to joining Wind River, Mr. Klein was with Mercury Interactive Corporation, a software company focused on business technology optimization, where he served as Chief Operating Officer from January 2000 until December 2003. He also served as a director of Mercury Interactive Corporation from July 2000 until December 2003 and held management positions there from 1992 through 1999, including President of North American Operations and Vice President of North American Sales. Mr. Klein holds a B.S. in electrical engineering and biomedical engineering from the University of Southern California. He is a USC Distinguished Alumnus, member of the USC Viterbi School of Engineering Board of Councilors, founder of USC’s Klein Institute for Undergraduate Engineering Life, and a USC Trustee. Mr. Klein is a member of MobileIron’s Audit Committee and Cybersecurity Committee. The Board believes Mr. Klein’s leadership role and experience as chief executive officer at a number of software companies and his extensive experience with sophisticated corporate transactions adds strong industry experience and management guidance to the Board, benefits our Audit Committee.

JAMES TOLONEN

Mr. James Tolonen, 68, has served as one of our directors since February 2014. Mr. Tolonen served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration functions commencing in January 2003 until its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as the Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider focused on the videogame market, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC user security and performance software provider, from April 1998 to September 1998, and as a member of its board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998. Mr. Tolonen has served on the board of directors of Imperva, Inc., an enterprise data center security company, since July 2012, and New Relic, Inc., an application performance management company, since May 2016. He also served on the board of directors of Blue Coat Systems, Inc. from May 2008 to February 2012, and Taleo Corporation from August 2010 to April 2012. Mr. Tolonen holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is also a Certified Public Accountant. Mr. Tolonen chairs MobileIron’s Audit Committee. He was added to MobileIron’s Board to bolster the Board’s expertise in finance. Additionally, Mr. Tolonen’s background in accounting, his extensive experience as chief financial officer for a number of publicly held companies, including at several security and software companies, as well as his involvement on numerous audit committees, is instrumental to our Audit Committee and the Board as a whole.

SIMON BIDDISCOMBE

Mr. Simon Biddiscombe, 50, has served as one of our directors since October 2017.  Mr. Biddiscombe has served as MobileIron’s President and Chief Executive Officer since October 2017, and previously served as MobileIron’s Chief Financial Officer from May 2015 until October 2017. The Board believes that Mr. Biddiscombe’s extensive knowledge of MobileIron’s operations through his day to day management and strategy implementation as well as his industry experience and financial expertise provide valuable insight to the Board as a whole.  Prior to joining MobileIron, Mr. Biddiscombe served as Chief Financial Officer of ServiceSource International, Inc., a business-to-business customer lifecycle management company, from September 2014 until April 2015, where he was responsible for the financial operations of the company. Before joining ServiceSource, Mr. Biddiscombe was Chief Executive Officer and President of QLogic Corp., a data storage and networking company, from November 2010 to May 2013, where he was responsible for the management of QLogic’s business and setting the company’s strategy. He also served as QLogic’s Senior Vice President and Chief Financial Officer from April 2008 to November 2010. From June 2003 to April 2008, Mr. Biddiscombe held numerous positions with Mindspeed Technologies Inc., including Chief Financial Officer, Senior Vice President and Treasurer. Mr. Biddiscombe also served as a director of Volterra Semiconductor Corporation from December 2012 to October 2013. Mr. Biddiscombe began his career at PricewaterhouseCoopers LLP as part of the firm’s accounting and audit practice group. Mr. Biddiscombe holds a B.A. in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors.  The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Denecour and Messrs. Hilaly, Howard, Klein, Marshall, Nahm and Tolonen.  In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  Mr. Biddiscombe, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with MobileIron.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent Chair, Mr. Nahm, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board.  Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board.  The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.  In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to MobileIron and its stockholders.  While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on MobileIron’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Cybersecurity Committee oversees and monitors our exposure to cybersecurity and data privacy risks and the scope and effectiveness of our cyber security infrastructure designed to minimize exposure to cyber threats and to protect the non-public information of MobileIron, our customers, our employees, our platform and services.  Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight.  Both the Board as a whole and the various standing committees receive periodic reports from the General Counsel, as well as incidental reports as matters may arise.  It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2017 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance

Mr. Simon Biddiscombe
Ms. Jessica Denecour	X
Mr. Aaref Hilaly
Mr. Matthew Howard		X	X
Mr. Kenneth Klein	X
Mr. Barry Mainz(1)
Mr. Frank Marshall		X	X*
Mr. Tae Hea Nahm		X*	X
Mr. Robert Tinker(1)
Mr. James Tolonen	X*
Total meetings in fiscal 2017	8	8	3

* Committee Chairperson

(1) Mr. Tinker resigned from the Board following the expiration of his term ending June 2017. Mr. Biddiscombe filled Mr. Mainz’s seat on the Board effective October 2017.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist the Board in fulfilling the Board’s oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, and systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports, (ii) the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing audit services, (iii) review of any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement and periodic reports and (iv) the performance of the Company’s internal audit function, if any. In order to accomplish these purposes, the Audit Committee performs several functions.  The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor; determines and approves engagements of the independent auditor to perform all proposed audit, review and attest services, as well as non-audit services; monitors the rotation of the partners of the independent auditor on the Company’s audit engagement team, as required under applicable law;  reviews and discusses with management and the Company’s independent auditors the Company’s guidelines and policies with respect to financial risk management and financial risk assessment; confers with management and the Company’s independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting and the Company’s disclosure controls and procedures, including any significant deficiencies and significant changes in internal controls; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; considers and approves or disapproves any related party transactions; reviews with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements and annual audit, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is comprised of three directors: Messrs. Tolonen and Klein and Ms. Denecour. Mr. Hilaly was also a member of the Audit Committee until his resignation from the Audit Committee in October 2017.  The Audit Committee met eight times during the fiscal year.  The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are super-independent (as super-independence is currently defined in Rule 5605(c)(2)(A)(iii) of the NASDAQ listing standards).

The Board has also determined that Mr. Tolonen qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Tolonen’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.  In addition to the Company’s Audit Committee, Mr. Tolonen also serves on the board of directors of Imperva, Inc. and New Relic, Inc. The Board has determined that this simultaneous service does not impair Mr. Tolonen’s ability to effectively serve on the Company’s Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company.  The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche the accounting firm’s independence.

(1)              The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. James Tolonen

Mr. Kenneth Klein

Ms. Jessica Denecour

Compensation Committee

The Compensation Committee is comprised of three directors: Messrs. Nahm, Howard and Marshall.  All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards).  In addition, the Board has also determined that each of members of the Company’s Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Committee met eight times during the fiscal year.  The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

The Compensation Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs and determines the compensation to be paid to the Company’s executive officers and directors.  The Compensation Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•                  reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•                  evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs;

•                  establishing policies with respect to equity compensation arrangements;

•                  reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company’s executive officers (other than the CEO, for whom the Compensation Committee makes a recommendation regarding his compensation and other terms of employment to the independent members of Board for approval) and, as appropriate, other senior management;

•                  approving any loans by the Company to employees; and

•                  reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in Proxy Statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief People Officer.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company.  In addition, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any other advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Compensia, Inc., or Compensia, as its compensation consultants.  Compensia was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management.

During 2017, Compensia provided the following services:

•                  assisted the Compensation Committee in refreshing our executive compensation peer group;

•                  provided competitive market data based on the compensation peer group for our executive officer positions, as well as broader technology company survey data and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives;

•                  assessed executive compensation trends within our industry and updated the Compensation Committee on corporate governance and regulatory issues and developments;

•                  reviewed say on pay results and the analysis of institutional shareholder advisers with the Compensation Committee; and

•                  provided guidance on other compensation topics, such as the Amended and Restated 2014 Employee Stock Purchas Plan share pool and new hire executive compensation guidelines.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year.  However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of the Company’s Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives.  For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s corporate governance functions on behalf of the Board, making recommendations to the Board regarding corporate governance issues, reviewing and evaluating the performance of the Board, identifying and evaluating candidates to serve as directors of the Company consistent with the criteria approved by the Board, serving as a focal point for communication between director candidates, non-committee directors and the Company’s management, selecting or recommending to the Board for selection candidates to the Board, or, to the extent required below, to serve as nominees for director for the Annual Meeting of stockholders and making other recommendations to the Board regarding affairs relating to the directors of the Company.

The Nominating and Corporate Governance Committee is comprised of three directors: Messrs. Marshall, Howard and Nahm. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met three times during the fiscal year.  The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of MobileIron, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, gender, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board of Directors, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  However, the Nominating and Corporate Governance Committee has the power and authority to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to MobileIron’s Secretary at 401 East Middlefield Road, Mountain View, CA 94043 not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting.  The written notice must be supplemented on a timely basis as set forth in the Company’s bylaws.  Also as discussed in MobileIron’s bylaws, submissions must set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the corporation’s books, (2) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent, (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing, (4) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to participate online or by proxy at the meeting to nominate the person or persons specified in the notice, (5) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees, (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (a “Derivative Transaction”) by each Proponent during the previous twelve month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

Cybersecurity Committee

In April 2018 our Board established a Cybersecurity Committee in response to the growing complexity of cyber security risks affecting information security infrastructure domestically and internationally as well as specific risks and cyber security threats to the MobileIron platform and products.  The Cybersecurity Committee assists the Board in its oversight of our exposure to cybersecurity and data privacy risks, including with respect to protection of non-public information of MobileIron, our customers, our employees, our platform and services and others with whom we conduct business.  The Cyber Security Committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for controlling cyber risks within the company and to protect our products and secure our customers’ data.  The Cybersecurity Committee will oversee data governance policies and procedures and plans, quality and effectiveness of our information technology systems and will remain informed, through oversight of and reports from management, regarding the scope and effectiveness of our cyber security infrastructure, and the development and implementation of policies, procedures, standards, and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events.

The Cybersecurity Committee is comprised of two members: Jessica Denecour and Kenneth Klein.  The Cybersecurity Committee was formed in April 2018 and has not yet met.  The Board has adopted a written Cybersecurity Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board by mailing a comment, concern or question to MobileIron’s Corporate Secretary at 401 East Middlefield Road, Mountain View, CA 94043. Alternatively, stockholders may also communicate with the Board using the form provided on Company’s website at http://investors.mobileiron.com/corporate-governance/whistleblower-hotline/default.aspx. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication.  In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.  Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  The Company believes its responsiveness to stockholder communications to the Board has been excellent.

CODE OF ETHICS

The Company adopted the MobileIron Code of Business Conduct, as amended, that applies to all officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors, employees and independent contractors of MobileIron and its subsidiaries.  The Code of Business Conduct, as amended, is available on the Company’s website at http://investors.mobileiron.com/corporate-governance/whistleblower-hotline/default.aspx.  If the Company makes any substantive amendments to the Code of Business Conduct, as amended, or grants any waiver from a provision of the Code of Business Conduct, as amended, to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at http://investors.mobileiron.com/ under “Governance.”

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2010. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of shares present online at the meeting, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to ratify the selection of Deloitte & Touche LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended (In thousands)
	2017	2016
Audit Fees(1)	$1,882	$1,131
Audit-related Fees(2)	236	77
Tax Fees(3)	187	129
All Other Fees(4)	2	—
Total Fees	$2,307	$1,337

(1)         “Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)         “Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to the application of GAAP to proposed transactions and new accounting pronouncements.

(3)         “Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)         “All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.  The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of April 10, 2018. Biographical information for our President, Chief Executive Officer and Director Mr. Biddiscombe is included above with the Director biographies under the caption “Class III Directors Continuing In Office Until The 2020 Annual Meeting.”

Name:	Age:	Position:

Simon Biddiscombe	50	President, Chief Executive Officer and Director

Shawn Ayers	51	Interim Chief Financial Officer

Sohail Parekh	55	Senior Vice President, Engineering

Gregory Randolph	48	Senior Vice President, World Wide Sales

SHAWN AYERS

Mr. Shawn Ayers, 51, has served as MobileIron’s Interim Chief Financial Officer since October 2017. Mr. Ayers joined MobileIron in August 2012, serving as Corporate Controller from August 2012 to February 2014 and Vice President, Finance from March 2014 to October 2017. Prior to joining MobileIron, Mr. Ayers served as Director of Accounting and then Corporate Controller at DemandTec, a cloud-based technology company, from March 2007 to August 2012, where he was responsible for the accounting function. Mr. Ayers began his career at Coopers & Lybrand (currently PricewaterhouseCoopers LLP) in the firm’s Silicon Valley audit practice. Shawn holds a Bachelor of Science in Economics from California Polytechnic State University at San Luis Obispo.

SOHAIL PAREKH

Mr. Sohail Parekh, 55, joined MobileIron in March of 2018 as Senior Vice President, Engineering. Prior to joining MobileIron, Mr. Parekh served as Executive Vice President of Engineering at CloudPassage, a leading cloud workload protection platform from January 2016 to March 2018.  Prior to Cloud Passage, Mr. Parekh served as the Executive Vice President of Engineering at Infoblox from August 2007 to January 2016.  Prior to Infoblox, from October 2003 to August 2007, Mr. Parekh served as a Vice President of Engineering at Vernier Networks, Inc., a network identity management and access control products company.  Before Vernier, Mr. Parekh co-founded and served as Vice President of Engineering at Syndeo Corp, a communication software company.  Mr. Parekh holds a Bachelor of Science in Electrical Engineering from the University of Houston.

GREGORY RANDOLPH

Mr. Gregory Randolph, 48, has served as our Senior Vice President, Worldwide Sales since October 2017. Mr. Randolph has more than 20 years of experience in sales and executive management. Prior to joining MobileIron, he spent more than eight years at CA Technologies from March 2009 to May 2017, serving most recently as the Senior Vice President & General Manager of Global Sales for CA Technologies Enterprise Cyber Security business.  Prior to joining CA Technologies, Mr. Randolph spent more than 10 years at Consonus Technologies, formerly Strategic Technologies, from December 1997 to February 2009, culminating in Vice President of Sales. Mr. Randolph holds a Bachelor’s degree in Business Administration with a concentration in Marketing from the University of North Carolina at Charlotte.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT1

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 1, 2018 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Entities affiliated with Storm Ventures 2440 Sand Hill Road, Suite 301 Menlo Park, CA 94025 (2)	12,066,577	11.99%
Norwest Venture Partners X, L.P 525 University Avenue, Suite 800 Palo Alto, CA 94301(3)	10,322,294	10.26%
Altai Capital Management, L.P 520 Newport Center Drive – 12th Floor Newport Beach, CA 92660 (4)	8,512,919	8.46%
Entities affiliated with Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 (5)	6,498,461	6.46%
Named Executive Officers and Directors:
Simon Biddiscombe (6)	537,421	*
Gregory Randolph	—	*
Daniel Fields	—	*
Barry Mainz (7)	619,982	*
Jessica Denecour	11,107	*
Aaref Hilaly (8)	135,809	*
Matthew Howard (9)	10,444,366	10.37%
Kenneth Klein (10)	71,563	*
Frank Marshall (11)	869,984	*
Tae Hea Nahm (12)	12,188,649	12.11%
James Tolonen (13)	234,207	*
All current executive officers and directors as a group (11 persons) (14)	24,627,948	24.29%

* Less than one percent

(1)              This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 100,608,155 shares outstanding on April 1, 2018 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of April 1, 2018 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 1, 2018.  Except as otherwise noted below, the address for persons listed in the table is c/o MobileIron, Inc., 401 East Middlefield Road Mountain View, California 94043.

(2)              Consists of (i) 10,578,176 shares held by Storm Ventures Fund III, L.P (“SV III”), (ii) 578,604 shares held by Storm Ventures Affiliates Fund, III, L.P. (“SVA III”), (iii) 327,696 shares held by Storm Ventures Principals Fund III, L.L.C. (“SVP III”) and (iv) 582,101 shares held by Storm Ventures Fund IV, L.P. (“SV IV”). Storm Venture Associates III, L.L.C. (“SVA LLC”) is the general partner of SV III and SVA III and the managing member of SVP III and, as such, may be deemed to have shared power to vote and dispose of the shares held by each such fund. Storm Venture Associates IV, L.L.C. (“SVA IV”) is the general partner of SV IV and, as such, may be deemed to have shared power to vote and dispose of the shares held by such fund. Ryan Floyd, M. Alex Mendez, Tae Hea Nahm and Sanjay Subhedar are the managing members of each of SVA LLC and SVA IV and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by each of SV III, SVA III, SVP III, and SV IV (collectively with SVA LLC and SVA IV, the “Storm Ventures Entities”).

(3)              Consists of 10,322,294 shares held by Norwest Venture Partners X, LP (“NVP X”).  NVP Associates, LLC (“NVP”) is the managing member of Genesis VC Partners X, LLC (“Genesis X”), the general partner of NVP X. Promod Haque, Matthew Howard and Jeffrey Crowe are co-Chief Executive Officers of NVP, the managing member of Genesis X, which is the general partner of NVP X, and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by NVP X.

(4)              As reported on Amendment No.1 to Schedule 13D filed on October 31, 2018, all 8,512,919 shares of Common Stock beneficially owned by Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Rishi Bajaj with respect to Common Stock are held for the account of Altai Capital Osprey, LLC, a Delaware limited liability company (“Osprey”) and accounts separately managed by Altai Capital Management, L.P.  Each of Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Rishi Bajaj may be deemed to have voting and dispositive power over the Common Stock held for the account of each of Osprey and the separately managed accounts.

(5)              Consists of (i) 5,256,138 shares held by Sequoia Capital XII, L.P. (“SC XII”), (ii) 561,760 shares held by Sequoia Capital XII Principals Fund, LLC (“SC XII PF”), (iii) 463,471 shares held by Sequoia Capital U.S. Growth Fund IV, L.P. (“SCGF IV”), (iv) 196,674 shares held by Sequoia Technology Partners XII, L.P. (“STP XII”) and (v) 20,418 shares held by Sequoia Capital USGF Principals Fund IV, L.P. (“SCGF IV PF”). SC XII Management, LLC (“SC XII LLC”) is the general partner of each of SC XII and STP XII, and the managing member of SC XII PF. As a result, SC XII LLC may be deemed to share beneficial ownership of the shares held by SC XII, SC XII PF and STP XII. SC US (TTGP), LTD. is the general partner of SCGF IV Management L.P., which is the general partner of SCGF IV and SCGF IV PF.  As a result, SC US (TTGP), LTD. and SCGF IV Management L.P. may be deemed to share beneficial ownership of the shares held by SCGF IV and SCGF IV PF.

(6)              Consists of (i) 266,275 shares held directly by Mr. Biddiscombe and (ii) 64,688 restricted stock units expected to vest within 60 days after April 1, 2018 and (iii) 206,458 shares issuable to Mr. Biddiscombe pursuant to stock options exercisable within 60 days after April 1, 2018.

(7)              Consists of (i) 215,550 shares held directly by Mr. Mainz, and (ii) 404,432 issuable to Mr. Mainz pursuant to stock options exercisable within 60 days after April 1, 2018.

(8)              Excludes shares listed in footnote (5) above, which are held by the Sequoia Capital entities. Mr. Hilaly, one of our directors, is a non-managing member of SC XII Management, LLC, and does not share voting or dispositive power with respect to the shares held by the Sequoia Capital entities.  Accordingly, Mr. Hilaly is not deemed to be a beneficial owner of the shares held by the Sequoia Capital entities. Includes (i) 68,424 shares held by the Aaref Ali Hilaly & Fariha Iqbal Hilaly TTEE, Aaref & Fariha Hilaly Living Trust, U/A DTD 02/04/2004 and (ii) 67,385 shares issuable to Mr. Hilaly pursuant to stock options exercisable within 60 days after April 1, 2018.

(9)              Consists of shares listed in footnote (3) above, which are held by Norwest Venture Partners X, LP. Mr. Howard, one of our directors, is a member of Genesis VC Partners X, LLC and an officer of the managing member of Genesis VC Partners X, LLC, and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by Norwest Venture Partners X, LP. Includes 54,687 shares held by Mr. Howard and 67,385 shares issuable to Mr. Howard pursuant to stock options exercisable within 60 days after April 1, 2018.

(10)       Consists of 71,563 shares held by The Kenneth & Natalie Klein Revocable Trust U/A 9/23/04, of which Mr. Klein is a co-trustee.

(11)       Consists of (i) 727,822 shares held by Big Basin Partners, LP, and (ii) 74,777 shares held by Frank & Judith Marshall Living Trust DTD 12/26/96. Mr. Marshall, one of our directors, is the general partner of Big Basin Partners, L.P. and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by each such entity. Includes 67,385 shares issuable to Mr. Marshall pursuant to stock options exercisable within 60 days after April 1, 2018.

(12)       Consists of shares listed in footnote (2) above, which are held by the Storm Ventures entities. Mr. Nahm, one of our directors, is a managing member of Storm Venture Associates III, L.L.C. and Storm Ventures Associates IV, L.L.C., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by the Storm Ventures Entities. Includes 54,687 shares held by Mr. Nahm and 67,385 shares issuable to Mr. Nahm pursuant to stock options exercisable within 60 days after April 1, 2018.

(13)       Consists of (i) 68,424 shares held by James R. Tolonen and Ginger Tolonen TTEE Tolonen Family Trust Uad 9/26/96 , of which Mr. Tolonen is a co-trustee, and (ii) 165,783 shares issuable pursuant to stock options exercisable within 60 days after April 1, 2018.

(14)       Includes (i) 96,108 restricted stock units expected to vest within 60 days after April 1, 2018 and (ii) 702,415 shares subject to options exercisable within 60 days after April 1, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Our named executive officers (the “NEOs”) for the fiscal year ended December 31, 2017, consist of current chief executive officer, our former chief executive officer and the next two most highly compensated executive officers as of December 31, 2017:

•                  Simon Biddiscombe, Current President and Chief Executive Officer;

•                  Gregory Randolph, Senior Vice President, Sales;

•                  Daniel Fields, Former Senior Vice President, Engineering and Chief Software Development Officer; and

•                  Barry Mainz, Former President and Chief Executive Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2017 and 2016.

						Non-Equity Incentive	All Other
Name and Principal	Year	Salary	Bonus	Stock Awards	Option Awards	Plan Compensation	Compensation	Total
Position	(1)	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)
Simon Biddiscombe, Current President and Chief Executive Officer	2017	428,333		2,723,750	157,390	253,568	116,235	3,679,276
	2016	387,500	—	581,296	—	178,399	122,714	1,269,909

Gregory Randolph Senior Vice President, Worldwide Sales	2017	65,385	—	1,058,750	157,390	79,131	2,506	1,363,162
	2016	—	—	—	—	—	—	—

Daniel Fields, Former Senior Vice President, Engineering and Chief Software Development Officer	2017	413,750	150,000	1,087,500	—	189,691	26,059	1,867,000
	2016	344,103	488,077	750,200	215,745	—	2,551	1,800,676

Barry Mainz, Former President and Chief Executive Officer	2017	431,666	405,513	1,740,000	208,270	—	554,485	3,339,934
	2016	494,551	250,000	2,880,400	1,288,707	237,500	21,269	5,172,427

(1)         Mr. Biddiscombe was appointed as President and Chief Executive Officer in October 2017.  He previously served as MobileIron’s Chief Financial Officer beginning in May 2015. Mr. Randolph joined the Company in October 2017.  Mr. Fields joined the Company in February 2016 and ceased being an employee in March 2018.  Mr. Mainz joined the Company in January 2016 and ceased being an employee in October 2017.

(2)         Amount paid to Mr. Fields in 2017 was for a retention bonus. Amount shown for Mr. Mainz for 2017 was for his pro rata 2017 annual bonus as set forth in his separation agreement.

Amounts paid in 2016 represent (i) for Mr. Fields, a signing bonus of $300,000 which was paid to Mr. Fields upon joining the Company as an employee and a $188,077 guaranteed first year bonus pursuant to the terms of the offer letter between the Company and Mr. Fields, $75,000 of which was paid to Mr. Fields in cash and $113,777 of which was paid to Mr. Fields in stock and (ii) for Mr. Mainz, a signing bonus of $250,000 which was paid to Mr. Mainz upon joining the Company as an employee.

(3)         Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock or option award in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(4)         The amounts shown for Mr. Biddiscombe and Fields for 2017 are performance bonuses earned pursuant to our Executive Bonus Plans paid in proportion to the Company’s achievement of certain performance goals and payable in stock.  Amounts earned were 93% of on-target earnings in 2017.  The amount shown for Mr. Randolph was for incentive compensation earned based on the Company’s target bookings quota.

Amounts shown for 2016 for Messrs. Biddiscombe and Mainz are performance bonuses earned pursuant to our 2016 Executive Bonus Plan, as amended, based on 95% of on-target earnings paid in proportion to the Company’s achievement of certain performance goals.

(5)         Amounts noted for 2017 include (i) the contributions we made on behalf of Messrs. Biddiscombe, Randolph, Fields and Mainz in the amounts of $22,142, $2,401, $25,429 and $19,025, respectively, for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Messrs. Biddiscombe, Randolph, Fields and Mainz in the amounts of $966, $105, $630 and $805, respectively; (iv) for Mr. Biddiscombe, travel and hotel reimbursements associated with his commute from his home in Southern California in the amounts of (a) $17,318 for airfare, (b) $3,414 for car rentals and parking, (c) $18,528 for hotel, and (d) $41,159 to cover taxes associated with the commuting, travel and hotel; (v) for Messrs. Biddiscombe and Mainz $12,708 and $14,655, respectively, were reimbursed for family airfare to a company event; and (vi) for Mr. Mainz, $520,000 of severance pay equal to12 months of salary in connection with his termination of employment.

Amounts noted for 2016 include (i) the contributions we made on behalf of Messrs. Mainz, and Biddiscombe in the amounts of $19,362 and $19,087, respectively, for inclusion in our medical benefits program; (ii) for Mr. Fields, a $2,000 reimbursement for opting out of our medical benefits program; (iii) employer paid premiums for life insurance coverage we made on behalf of Messrs. Mainz, Biddiscombe, and Fields in the amounts of $966, $630, and $551 , respectively; (iv) for Mr. Biddiscombe, travel and apartment reimbursements associated with his commute from his home in Southern California in the amounts of (a) $12,015 for airfare, (b) $1,144 for car rentals and parking, (c) $38,968 for apartment rental and hotel, and (d) $50,870 to cover taxes associated with the commute travel, hotel and apartment; (v) for Mr. Mainz $941 for reimbursed family airfare to a company event.

Narrative to Summary Compensation Table

Employment Agreements

We have entered into agreements with each of our NEOs in connection with their employment with us. All such employment agreements were negotiated with the oversight and approval of our Compensation Committee, and with respect to our former and current Chief Executive Officers, the Board. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, eligibility to participate in the Company’s bonus programs, if any and when applicable, standard employee benefit plan participation, initial stock option and restricted stock unit grants and vesting provisions with respect to the initial stock option and restricted stock unit grants. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement and a background check. Each of these employment agreements also provided for certain potential payments and/or acceleration of equity upon termination or termination in connection with a change in control of the Company that (except with regard to Messrs. Biddiscombe and Mainz) were subsequently superseded by the Company’s Severance Benefit Plan as described below, see the section titled “Executive Compensation—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

In October 2017, the Company announced the appointment of Simon Biddiscombe as our President and Chief Executive Officer.  Mr. Biddiscombe, who prior to his appointment served as MobileIron’s Chief Financial Officer, replaced Barry Mainz in those roles. Accordingly, although Mr. Mainz is no longer President and Chief Executive Officer, for part of 2017, he continued to be one of our employees, and continued to serve as a member of our Board until October 2017. Thus, his employment agreement, January 6, 2016, continued for a part of 2017 to provide for Mr. Mainz’s employment and compensation terms with the Company.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation consisted of stock-settled bonuses paid to certain of our Named Executive Officers in 2017, based on the achievement of performance goals during 2016. Whether a Named Executive Officer earns his target bonus, or any portion thereof, is determined by the Compensation Committee (or in the case of our chief executive officer, the Board, upon recommendation by the Compensation Committee), based upon its assessment of performance against the performance goals for the applicable calendar year. These bonuses were paid within the first half of the calendar year based on the prior year’s performance.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance Benefit Plan

Pursuant to the Company’s Severance Benefit Plan (the “Severance Plan”), certain current and future employees, including all of our NEOs other than Mr. Biddiscombe and Mr. Mainz, are eligible for severance benefits under certain circumstances. The Severance Plan supersedes any severance benefits that a participant would have been entitled to under any pre-existing agreement between the individual and the Company. Unless terminated sooner, the Severance Plan will automatically terminate on the third annual anniversary of its adoption.

The actual amounts that would be paid or distributed to an eligible NEO as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with the NEOs to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each eligible NEO would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the eligible NEOs may also receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.

Severance Absent a Change in Control

Under the Severance Plan, if a participating individual is involuntarily terminated without cause, absent a Change In Control (as defined in the Severance Plan), then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months in his or her participation notice under the Severance Plan, and (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice. Messrs. Randolph and Fields are eligible to receive the following payments and benefits:

•                  annual base salary for 6 months from the date of termination; and

•                  health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us for 6 months after termination.

Severance in Connection with a Change in Control

In the case of a Change In Control Termination (as defined in the Severance Plan), if a participating individual is terminated without cause or constructively terminated, either during the three months before or in the year after a change in control, then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months specified in his or her participation notice under the Severance Plan, (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice under the Severance Plan, and (c) accelerated vesting of then outstanding compensatory equity awards as to the percentage of unvested shares per equity award specified in his or her participation notice. Messrs. Randolph and Fields are eligible to receive the following payments and benefits:

•                  annual base salary for 12 months from the change in control;

•                  full acceleration of vesting of any outstanding shares of common stock, stock options to purchase common stock or restricted stock units; and

•                  health insurance premiums under our group health insurance plans as provided under COBRA until 12 months after a change in control.

Severance Arrangements for Mr. Fields

Effective as of March 15, 2018, Mr. Fields ceased to serve as an executive officer of the Company.  The Company and Mr. Fields continue to negotiate the terms of a severance agreement as of the date of this proxy statement.  Upon execution of an agreement setting forth such terms, the Company will disclose such terms by filing a Current Report on Form 8-K pursuant to Item 5.02(e).

Severance Arrangements for Mr. Biddiscombe

Pursuant to that certain Executive Employment Agreement, dated November 1, 2017 between the Company and our President and Chief Executive Officer, Simon Biddiscombe, the employment agreement, Mr. Biddiscombe is not entitled to participate in the Company’s Severance Plan. Instead, severance arrangements for Mr. Biddiscombe are set forth in his employment agreement.

To receive any of the severance benefits under the Employment Agreement, Mr. Biddiscombe is required to execute a release of claims in favor of the Company within 45 days of the qualifying termination and comply with confidentiality and non-disparagement provisions.

Capitalized terms used in this description of this employment agreement and not otherwise defined shall have the meaning set forth in the employment agreement.

Severance Absent a Change in Control

If Mr. Biddiscombe is terminated for any reason, he shall receive (a) earned but unpaid base salary, which is currently $485,000 pursuant to the employment agreement, (b) any annual bonus that is earned, but unpaid, (c) any accrued, but unpaid vacation, and (d) payment for unreimbursed business expenses. If Mr. Biddiscombe is involuntarily terminated as an employee without Cause or he resigns for Good Reason, unrelated to a Change In Control (as each term is defined in his employment agreement), he will be entitled to receive (a) cash severance in an amount equal to 12 months of his then-current base salary, less standard payroll deductions and withholdings, and a pro rata portion of his annual bonus, which shall be a minimum of 50% of his then-current base salary, and (b) payment of (i) health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to COBRA until the earlier of (y) 12 months after termination, or (z) such time as he is eligible for health insurance coverage with a subsequent employer, or (ii) alternatively and in the Company’s sole discretion, a fully taxable cash amount equal to 150% of Mr. Biddiscombe’s applicable COBRA premiums for the applicable COBRA period. Additionally, if Mr. Biddiscombe is involuntarily terminated as an employee without Cause or he resigns for Good Reason, unrelated to a Change In Control, on or before October 16, 2018, then all RSU Awards and the Options will be 25% accelerated as set forth in the employment agreement.

Furthermore, in the event that Mr. Biddiscombe’s employment with the Company terminates as a result of his death or Disability (as defined in his employment agreement), then Mr. Biddiscombe or his estate will be entitled to receive (a) a pro rata portion of his Annual Bonus, and (b) the full acceleration of all unvested equity awards then held by Mr. Biddiscombe as set forth in his employment agreement.

Severance in connection with a change of control

In addition to the benefits set forth above, if Mr. Biddiscombe is involuntarily terminated without Cause or resigns for Good Reason, during the time period commencing three (3) months before the effective date of a Change in Control and ending on the date that is twelve (12) months after the effective date of a Change in Control, he will be entitled to receive (a) cash severance in an amount equal to 12 months of his then-current base salary, less standard payroll deductions and withholdings and 100% of his Annual Bonus, and (b) payment of (i) his COBRA premiums until the earlier of 18 months after termination or such time as he is eligible for health insurance coverage with a subsequent employer, or (ii) alternatively and in the Company’s sole discretion, a fully taxable cash amount equal to 150% of Mr. Biddiscombe’s applicable COBRA premiums for the applicable COBRA period, and (c) the full acceleration of all unvested equity awards then held by Mr. Biddiscombe as set forth in his employment agreement.

Severance Arrangements for Mr. Mainz

On October 16, 2017, Mr. Mainz and MobileIron entered into a Separation Agreement pursuant to which Mr. Mainz released all claims against MobileIron and agreed to certain confidentiality and non-disparagement provisions.  The separation agreement also confirmed certain provisions relating to severance set forth in that certain Executive Employment Agreement dated January 6, 2016 between the Company and Mr. Mainz.

Mr. Mainz was entitled to receive and did receive (a) cash severance equal to 12 months of his monthly base salary in the amount of $520,000, (b) a pro rata portion of his annual bonus in the amount of $405,513 and (c) 18 months of COBRA coverage in the amount of $37,581.  Mr. Mainz’s outstanding stock options and RSUs ceased vesting upon the date of termination of his services to the Company.  The exercise period for the vested outstanding stock options was extended from January 31, 2018 to October 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year-end for our NEOs.

	Number of		Number of
	Securities Underlying		Securities Underlying	Option		Number of shares		Market value of shares
	Unexercised Options		Unexercised Options	Exercise	Option	or units of stock that		or units of stock that
	(#)		(#)	Price	Expiration	have not vested		have not vested
Name	Exercisable		Unexercisable	($)	Date	(#)		($)
Simon Biddiscombe	135,625	(1)	74,375	6.20	5/11/2025	—		—
	29,166	(2)	20,834	4.06	8/28/2025	—		—
	4,166	(3)	95,834	3.85	10/31/2027
	—		—	—	—	37,500	(4)	146,250
	—		—	—	—	48,125	(5)	187,688
	—		—	—	—	84,375	(6)	329,063
	—		—	—	—	203,125	(7)	792,188
	—		—	—	—	425,000	(8)	1,657,500

Daniel Fields	68,750	(9)	81,250	3.41	2/22/2026	—		—
	—		—	—	—	123,750	(10)	482,625
	—		—	—	—	203,125	(11)	792,188

Gregory Randolph	0	(12)	100,000	3.85	10/31/2027	—		—
	—		—		—	275,000	(13)	1,072,500

Barry Mainz	367,500	(14)	—	3.39	2/9/2026	—		—
	20,266	(14)	—	4.06	3/10/2026	—		—
	16,666	(14)	—	4.90	2/10/2027	—		—

(1)             The shares subject to the stock option vest at a rate of 1/48th of the total number of shares on each monthly anniversary of May 11, 2015, subject to Mr. Biddiscombe’s continued employment on each such monthly anniversary.

(2)             The shares subject to the stock option vest ratably over four years at a rate of 1/48th of the total number of shares at the end of each one-month period following August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(3)             The shares subject to the stock option vest ratably over four years at a rate of 1/48th of the total number of share at the end of each one month following October 31, 2017, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(4)             The RSUs vest ratably over four years on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) that is in the same calendar quarter as each quarterly anniversary of May 11, 2015, until the RSUs are totally vested, subject to Mr. Biddiscombe’s continued employment on each such Quarterly Vesting Date.

(5)             The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning in the quarter after August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(6)             The RSUs vest on the initial Quarterly Vesting Dates (defined below) after the three month anniversary of February 20, 2016 (the “Vesting Commencement Date”), 6.25% of the total number of RSUs, plus the pro rata number of RSUs for the period between the four month anniversary of the Vesting Commencement Date and such initial Quarterly Vesting Date, will vest.  The remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date (other than on the final Quarterly Vesting Date on which fewer RSUs will vest based on the vesting on the initial Quarterly Vesting Date as described in the prior sentence) until the RSUs are totally vested, subject to Mr. Biddiscombe’s continued employment on each such Quarterly Vesting Commencement Date.  The Quarterly Vesting Commencement Dates are February 20, May 20, August 20 and November 20 of each year.

(7)             The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning in the quarter after January 31 2017, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(8)             The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning in the quarter after October 31, 2017, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(9)             1/4th of the shares subject to the Option will vest and become exercisable on the first anniversary of February 19, 2016, and 1/48th of such shares will vest and become exercisable each one-month period thereafter, subject to Mr. Fields’ continued service with the Company.

(10)        The RSUs vest as to 25% of the total number of RSUs on February 20, 2017 (the “Initial Quarterly Vesting Date”), subject to Mr. Fields’ continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to Mr. Fields’ continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(11)        The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning in the quarter after January 31, 2017, subject to Mr. Fields’s continued employment on each vesting date.

(12)        1/4th of the shares subject to the Option will vest and become exercisable on the first anniversary of October 31, 2018, and 1/48th of such shares will vest and become exercisable each one-month period thereafter, subject to Mr. Randolph’s’ continued service with the Company.

(13)        The RSUs vest as to 25% of the total number of RSUs on November 20, 2018 (the “Initial Quarterly Vesting Date”), subject to Mr. Randolph’s continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(14)        Pursuant to the terms of the Severance Agreement by and between Mr. Mainz and the Company, dated October 16, 2017, all outstanding RSUs and options ceased vesting as of October 31, 2017 and all unvested RSUs and options were cancelled; provided, however, that all vested options then outstanding may be exercised on or before October 31, 2018.

NON-QUALIFIED DEFERRED COMPENSATION

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2017 certain information with respect to the compensation of all non-employee directors of the Company.

	Fees Earned
	or Paid in Cash	Stock Awards	Total
Name(1)	($)	($)(2)	($)(4)
Matthew Howard	52,000	202,293	254,293

Tae Hea Nahm	56,000	202,293	258,293

Aaref Hilaly	40,538	202,293	242,831

Frank Marshall	56,000	202,293	258,293

James Tolonen	55,000	202,293	257,293

Kenneth Klein	45,000	202,293	247,293

Jessica Denecour	32,379	250,608	282,987

(1)         During the fiscal year ended December 31, 2017, Mr. Mainz was a member of MobileIron’s Board of Directors, however, as a former executive officer of the Company, he did not receive any additional compensation for the services he provided as a director. Mr. Mainz ceased being a member of our Board in October 2017. Mr. Biddiscombe now serves as a member of the Board, however, he does not receive any additional compensation for the services he provides as a director.  For information on Mr. Mainz and Mr. Biddiscombe’s compensation, please refer to “Executive Compensation” in this Proxy Statement.

(2)         The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)         As of December 31, 2017, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Stock Options
Matthew Howard	67,385

Tae Hea Nahm	67,385

Aaref Hilaly	67,385

Frank Marshall	67,385

James Tolonen	165,783

Kenneth Klein	—

Jessica Denecour	—

(4)         The dollar values in this column for each director represent the sum of all compensation reference in the preceding columns.

Director Compensation

Pursuant to the 2014 Amended Plan, as amended, or the Amended Plan, future directors will be granted a restricted stock unit award having a grant date fair market value equal to $175,000 divided by 365 and then multiplied by the number of days from the date of such non-employee director’s initial election to our next annual stockholder meeting date following such initial election (provided that if no Annual Meeting date has been established, then to the next June 25th following such initial election). We refer to this as the Initial RSU Grant. The number of shares underlying the Initial RSU Grant shall be determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the date immediately preceding the date of grant. All shares underlying this Initial RSU Grant will vest fully on the annual meeting date following such initial election, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Initial RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Initial RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Initial RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Pursuant to the Amended Plan, on the date of each Annual Meeting of stockholders, the Annual RSU Grant for each current non-employee director will be equal to the fair value of $175,000 determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the trading date immediately before the date of grant. All shares underlying this Annual RSU Grant will vest fully on the first anniversary of the date of grant, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Annual RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Annual RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Annual RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Cash Compensation

Pursuant to the Amended Plan, each non-employee director will receive an annual fee of $35,000 in cash for serving on our Board of Directors. In addition, the Chair and other members of the three standing committees of our Board of Directors will be entitled to the following additional annual cash fees:

Board Committee	Chair Fee	Other Member Fee
Audit Committee	$20,000	$10,000

Compensation Committee	$10,000	$6,000

Nominating and Corporate Governance Committee	$10,000	$6,000

All fees in cash will be payable in equal quarterly installments, payable in arrears.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2017.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders:
2008 Stock Plan	5,280,338	(3)	3.93	—
Amended and Restated 2014 Equity Incentive Plan	13,723,771	(4)	6.42	1,859,997	(5)
Amended and Restated 2014 Employee Stock Purchase Plan	—		—	990,501	(6)
Equity compensation plans not approved by security holders:
Amended and Restated 2015 Inducement Plan(7)	1,640,417		3.39	—

(1)         The equity compensation plans are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)         The weighted-average exercise price of outstanding stock options was $4.34.  Restricted stock units are at no cost to employees.

(3)         As of December 31, 2017, there were 5,280,338 shares of common stock subject to outstanding stock options under the 2008 Equity Incentive Plan.

(4)         As of December 31, 2017, there were 1,468,158 shares of common stock subject to outstanding stock options and 12,255,613 restricted stock units under the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).

(5)         The reserve for shares available under the 2014 Plan will automatically increase on January 1st each year by an amount equal to 5 percent of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. Shares subject to stock awards granted under our 2014 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2014 Plan. Additionally, shares issued pursuant to stock awards under our 2014 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2014 Plan.

(6)         The reserve for shares available under the Amended and Restated 2014 Employee Stock Purchase Plan (the “2014 ESPP”) will automatically increase on January 1st each year by 1 percent, respectively, of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. As of December 31, 2017, an aggregate of 990,501 shares remained available for future issuance under the 2014 ESPP.

(7)         Includes securities issued under the Amended and Restated 2015 Inducement Plan (the “Inducement Plan”) adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. As of December 31, 2017, there were 990,000 shares of common stock subject to outstanding stock options and 650,417 restricted stock units under the Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transaction & SEC Compliance Policy

In 2014, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions” by the Audit Committee of the Board. For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director or consultant is not considered a Related-Person Transaction by this policy. A related person is any executive officer, director, director nominee or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our Related-Person Transaction Policy.

Certain Related-Person Transactions

Commercial Transactions

We have entered into ordinary course commercial dealings with certain companies that we consider arms-length on terms that are consistent with similar transactions with our other similarly situated customers and vendors. Since January 1, 2017, there were no other commercial transactions other than as described below. Our Audit Committee has determined that none of our directors had or currently has any direct or indirect material interest in any of the transactions described below.

Mr. Klein, one of our directors, served as an executive officer of Tintri, Inc., which is a supplier of ours, during the year ended December 31, 2017. During the year ended December 31, 2017, the Company purchased products and related services from Tintri.

Other than the transaction with Tintri discussed above and compensation arrangements with our director’s and NEOs described in this Proxy Statement, since January 1, 2017 there are no other transactions to which the Company’s directors or NEOs were a party or will be a party, in which:

•                  the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

•                  any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

The Company provides indemnification for certain officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its executive officers and directors to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Change in Control Arrangements

We have entered into severance arrangements with each of our current executive officers under a Severance Benefit Plan. For more information regarding these agreements, see the section titled “Executive Compensation—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MobileIron, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or MobileIron, Inc. Direct your written request to Investor Relations, MobileIron, Inc., 401 East Middlefield Road, Mountain View, CA 94043 or contact Kimberly Canigiula at (650) 282-7558. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Shawn Ayers

Shawn Ayers
Interim Chief Financial Officer

April 27, 2018

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, MobileIron, Inc., 401 East Middlefield Road, Mountain View, CA 94043.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

MOBILEIRON, INC. 401 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOBL2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E44303-P07284	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOBILEIRON, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	The Board of Directors unanimously recommends a vote in favor of each named nominee in Class I.
Nominees:
01) Matthew Howard 02) Jessica Denecour

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.					☐	☐	☐

NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2018 Annual Meeting. If any other matters are properly brought before the 2018 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.

E44304-P07284

MOBILEIRON, INC.

Annual Meeting of Stockholders

June 19, 2018 10:00 AM (PDT)

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Simon Biddiscombe and Shawn Ayers, or either of them, as proxies with the power to appoint their substitutes, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MOBILEIRON, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held online at 10:00 AM, PDT on June 19, 2018, at www.virtualshareholdermeeting.com/MOBL2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations to vote FOR each of the nominees listed in Proposal No. 1 and FOR Proposal No. 2.

Continued and to be signed on reverse side